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                                                                    Exhibit 4.7

                                 WARRANT AGREEMENT


     COMMON STOCK WARRANT AGREEMENT, dated as of ________, 1998, between PDS Financial Corporation, a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N. A., as warrant agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue at least 600,000 and up to 690,000 Common Stock Purchase Warrants (hereinafter called the "Warrants") evidencing the right to purchase an aggregate of up to 690,000 authorized but previously unissued shares of Common Stock of the Company (par value $.01 per share) (the "Common Stock"). The Warrants are to be issued in connection with the issuance by the Company of at least 12,000 and up to 13,800 Units, each Unit consisting of one 10% Senior Subordinated Note, due July 1, 2004 in the principal amount of $1,000 (a "Note") and fifty Warrants, pursuant to the Company's Registration Statement on Form SB-2.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of Warrants to be issued from time to time by the Company,

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                     ARTICLE I
                           APPOINTMENT OF WARRANT AGENT;
                ISSUANCE, FORM AND EXECUTION OF WARRANT CERTIFICATES

     Section 1.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     Section 1.2 WARRANT CERTIFICATES. The Company shall execute and deliver to the Warrant Agent certificates which the Company has authorized to represent the Warrants ("Warrant Certificates"). The Warrant Certificates shall be substantially as set forth in Exhibit A hereto and may have such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation relating to listing of the Warrants on the Nasdaq system or on any stock exchange or to conform to usage. The Warrant Certificates shall be dated with the date of their issuance.

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     Section 1.3    EXECUTION OF WARRANT CERTIFICATES.  The Warrants shall be
executed on behalf of the Company by a duly authorized officer of the Company, either manually or by facsimile signature printed thereon. Any Warrant Certificate may be signed on behalf of the Company by the person who at the actual date of signing such Warrant Certificate shall have been a duly authorized officer of the Company, regardless of whether at the date of issuance of such Warrant Certificate such person has ceased to be a duly authorized officer of the Company. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless countersigned.

                                    ARTICLE II
                                EXERCISE OF WARRANTS

     Section 2.1 EXERCISE. Any or all of the Warrants represented by each Warrant Certificate may be exercised by the holder thereof on any business day on or before 5:00 p.m. Minneapolis time on _________, 2003 (the "Expiration Date"), by surrender of the Warrant Certificate with the purchase form, which is printed on the reverse thereof, duly executed by such holder, to the Warrant Agent at its principal office in South St. Paul, Minnesota. The purchase form must be accompanied by payment, in cash or by certified check payable to the Company, in an amount equal to the product of the number of shares of Common Stock issuable upon exercise of the Warrants represented by such Warrant Certificate, as adjusted pursuant to the provisions of
Article III hereof, multiplied by the exercise price of $_____ (125% of the average of the last reported sale prices of the Company's Common Stock on the Nasdaq National Market (symbol "PDSF") for the ten trading days immediately prior to the date of the Prospectus), as adjusted pursuant to the provisions of Article III hereof (such price as so adjusted from time to time being referred to as the "Purchase Price"), and such holder shall be entitled to receive such number of fully paid and nonassessable shares of Common Stock, as so adjusted, at the time of such exercise. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Common Stock issuable upon exercise of the Warrants is not effective on the Expiration Date and any of the Warrants remain outstanding on the Expiration Date, in such case, the Expiration Date shall be extended until such time as a registration becomes effective and the Warrant shall then remain exercisable for a period of 90 calendar days from the date the Company delivers to the Warrantholders written notice of the availability of such registration.

     Section 2.2 TIME OF EXERCISE. Each exercise of Warrants shall be deemed to have been effective immediately prior to the close of business on the business day on which the Warrant Certificate relating to such Warrant shall have been surrendered to the Warrant Agent as provided in Section 2.1. At such time, the person or persons in whose name or names any certificate or certificates for shares

                                     -2-

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of Common Stock shall be issuable upon such exercise as provided in Section
2.3, shall be deemed to have become the holder or holders of record thereof.

     Section 2.3    ISSUANCE OF SHARES OF COMMON STOCK; NO FRACTIONAL SHARES.
As soon as practicable after the exercise of any Warrant, and in any event within 10 days after receipt by the Company of the notice of exercise under
Section 2.1, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

          (a) a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then current value of a share of Common Stock, such current value to be determined as follows:

               (i) If the Common Stock shall be listed on the Nasdaq National Market System or any national securities exchange, then such current value shall be computed on the basis of the last reported sale price of the Common Stock on the Nasdaq National Market System or such exchange on the last business day prior to the date of the exercise of such Warrants upon which a sale shall have been effected; or

               (ii) if the Common Stock shall not be listed on the Nasdaq National Market System or any exchange and bid and asked prices therefor in the over-the-counter market shall be reported by Nasdaq, then such current value shall be computed on the basis of the average of such bid and asked prices on the last business day prior to the date of the exercise of such Warrants as so reported; or

               (iii) if the Common Stock shall not be listed on the Nasdaq National Market System, SmallCap Market, over-the-counter market or any exchange and such bid and asked prices shall not be so reported, then such current value shall be computed on the basis of the book value of the Common Stock as of the close of business on the last day of the month immediately preceding the date upon which such Warrants were exercised, as determined by the Company, and

          (b) in the event that such exercise includes only part of the Warrants represented by the Warrant Certificate, a new Warrant Certificate or Warrant Certificates will be issued for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of such Warrant Certificate minus the number of such shares

                                     -3-

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designated by the holder for such exercise as provided in Section 2.1.
The Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Warrants represented by a properly assigned Warrant Certificate may be exercised by a new holder without first having a new Warrant Certificate issued.

     Section 2.4 EXTENSION OF EXERCISE PERIOD; CHANGE OF EXERCISE PRICE. The Company may, upon notice given to the Warrant Agent, and without the consent of the holders of the Warrant Certificates, (i)reduce the Purchase Price during the originally stated exercise period or (ii) extend the period over which the Warrants are exercisable beyond ________________, 2003 and increase or decrease the Purchase Price for any period the Warrant exercise period is extended, provided, if the Warrant period is extended because a registration statement is not effective on the Expiration Date, as provided in Section 2.1, the Purchase Price shall not be increased except for adjustment pursuant to Article III for the 90 day period from the date the Company delivers written notice as set forth in Section 2.1 to the Warrantholders. In the case of the extension of the exercise period or a change in the Purchase Price, the Company must provide the Warrant Agent and the Warrantholders of record notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, or specifying the new Purchase Price and the periods for which such new Purchase Price is in effect, a reasonable time prior to the date such extension or new Purchase Price is to take effect, such reasonable time to be commercially reasonable.

                                    ARTICLE III
                              ANTIDILUTION PROVISIONS

     Section 3.1    ADJUSTMENTS OF PURCHASE PRICE.

          (a) In the event that the Company shall at any time after the date of this Agreement (i) pay a dividend, or make a distribution, on the Common Stock which is payable in shares of its Common Stock or securities convertible into Common Stock, (ii) subdivide or reclassify its then outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock by reclassification or otherwise; then, in any such event, the Purchase Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to the occurrence of such event, multiplied by the then existing Purchase Price by (B)the total number of shares of Common Stock outstanding immediately after the occurrence of such event (including the maximum number of shares of Common Stock issuable in respect of any securities

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convertible into Common Stock) and the resulting quotient shall be the adjusted Purchase Price per share. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) No adjustments of the Purchase Price shall be made if the amount of such adjustments shall be less than $.01 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with a subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall not amount to less than $.01 per share.

     Section 3.2 ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE ON EXERCISE OF WARRANTS. Upon each adjustment of the Purchase Price pursuant to Section 3.1 hereof, the registered holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Purchase Price the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Purchase Price in effect prior to such adjustment) by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

     Section 3.3 NOTICE AS TO ADJUSTMENT. Upon any adjustment of the Purchase Price and in the number of shares of Common Stock purchasable upon the exercise of the Warrants, then, and in each case, the Company shall within 10 days after the effective date of such adjustment give written notice thereof, by first class mail, postage prepaid, addressed to each registered holder of Warrants at the address of such holder as shown in the Warrant Register (as defined in Section 6.1), which notice shall state the adjusted Purchase Price and the adjusted number of shares of Common Stock purchasable upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which each calculation is based.

     Section 3.4 EFFECT OF REORGANIZATION, RECLASSIFICATION, MERGER, ETC. If at any time while any Warrants are outstanding there should be any capital reorganization or reclassification or change of the outstanding shares of Common Stock (other than (a)a change in par value, or from par value to no par value, or from no par value to par value or (b) as provided in Section3.1), or any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock issuable upon exercise of the Warrants), or any sale, conveyance, lease or other transfer to another corporation of all or substantially all of the property of the Company; then

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the holder of any Warrants then outstanding shall during the remainder of the period such Warrants are exercisable be entitled to receive upon payment of the Purchase Price, the number of shares of stock or other securities or property receivable upon such reclassification, change, consolidation, merger, sale, conveyance, lease or other transfer, as would be received by a holder of the number of shares of Common Stock issuable upon exercise of such Warrants immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, lease or other transfer; provided that in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant Agreement with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Warrant Agreement (including the adjustment of the Purchase Price and the number of shares of Common Stock issuable upon the exercise of the Warrants) shall thereafter be applicable, as near as may be reasonably practicable, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such capital reorganization, reclassification, of capital stock, consolidation, merger, sale, conveyance, lease or other transfer and the Warrantholders had carried out the terms of the exchange as provided for by such capital reorganization, reclassification, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such holder shall be entitled to purchase. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.4.

     Section 3.5    PRIOR NOTICE AS TO CERTAIN EVENTS.  In case at any time:
(a) the Company shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; (b) the Company shall offer for subscription purposes to the holders of its Common Stock any additional shares of stock of any class or any other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall give prior written notice, by first class mail, postage prepaid, addressed to each registered holder of Warrants at the address of such holder as shown on the Warrant Register, of the date on which (i) the books of the Company shall close or a record shall be taken for each stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place,

                                     -6-

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as the case may be.  Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in questions and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     Section 3.6 CERTAIN OBLIGATIONS OF THE COMPANY. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms.
Without limiting the generality of the foregoing, the Company (a)shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, and (b)will not
(i) transfer all or substantially all of its properties and assets to any other person or entity, (ii) consolidate with or merge into any other entity where the Company is not the surviving entity, or (iii) permit any other entity to consolidate with or merge into the Company, where the Company is not the surviving entity, where in connection with such consolidation or merger, the Common Stock then issuable upon the exercise of the Warrant shall be changed into or exchanged for shares or other securities or property of any other entity unless, in any such case, the other entity acquiring such properties and assets, continuing or surviving after such consolidation or merger or issuing or distributing such shares or other securities or property, as the case may be, shall expressly assume in writing and be bound by all the terms of this Warrant Agreement and the Warrant Certificates.

     Section 3.7 RESERVATION AND LISTING OF COMMON STOCK. The Company shall at all times through the Expiration Date keep reserved, out of its authorized and unissued Common Stock, a sufficient number of shares of Common Stock to provide for the issuance of the same upon the exercise of all outstanding Warrants. All such shares shall be authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable. Upon the exercise of any of the Warrants, the Company, at its expense, shall list on the Nasdaq National Market (or if the Company is no longer listed on the Nasdaq National Market System, the Nasdaq market or exchange for which the Company's Common Stock is listed), subject to official notice of issuance, the shares of Common Stock issued upon exercise of any Warrant.

     Section 3.8 REGISTRATION OR EXEMPTION FOR COMMON STOCK. The Company shall use its best efforts at all times the Warrants are exercisable to maintain
(a) an effective registration statement under the Securities Act covering the shares of

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Common Stock issuable upon exercise of the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person and (b) exemptions or qualifications, in those jurisdictions, in which the Units were initially qualified, to permit the exercise of the Warrants and the issuance of the Common Stock pursuant to such exercise. The Company further covenants and agrees that it will obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and will use its best efforts to take all action which may be necessary to qualify the shares of Common Stock issuable upon exercise of the Warrants for sale under the securities laws of such states or the United States, as may be necessary to permit the free exercise of the Warrants, and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of the Warrants, and to maintain such qualifications during the entire period in which the Warrants are exercisable.

                                     ARTICLE IV
                               REDEMPTION OF WARRANTS

     Section 4.1 REDEMPTION PRICE. The Warrants may be redeemed, in whole or in part, at the option of the Company, at any time on or after __________, 1999 and on or before __________, 2003, upon notice as set forth in Section 4.2 and at the redemption price equal to $.01 per Warrant, provided that the last reported sale price of the Common Stock on the Nasdaq National Market (or any exchange or other market) is at least 250% of the Purchase Price following a period of 20 consecutive trading days prior to the date such notice of redemption is given; provided, however that the Company shall not redeem any Warrants if a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective for a period of 30 days prior to and including the date set for redemption.

     Section 4.2 NOTICE OF REDEMPTION. In the case of any redemption of Warrants, the Company or, at its request, the Warrant Agent in the name of and at the expense of the Company, shall give notice of such redemption to the holders of the Warrants to be redeemed as provided in this Section 4.2. Notices of redemption to the holders of Warrants shall be given by mailing by first-class mail a notice of such redemption not less than 30 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives notice. In any case, failure to duly give such notice to the holder of any Warrant Certificate shall not affect the validity of the proceedings for the redemption of the Warrants represented by any other Warrant Certificate. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.01 at

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which each Warrant is to be redeemed, and shall state that payment of the redemption price of the Warrants will be made upon surrender of the Warrants at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrants identified for redemption shall expire. Such notice shall also state the current Purchase Price and the date on which the right to exercise the Warrants will expire.

     Section 4.3 PAYMENT OF WARRANTS ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE. If notice or redemption shall have been given as provided in Section 4.2, the redemption price of $.01 per Warrant shall, unless the Warrant is exercised prior to the close of business on the date fixed for redemption pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, provided that cash sufficient for the redemption thereof shall then be deposited by the Company with the Warrant Agent for that purpose, the exercise rights of the Warrants identified for redemption shall expire. On presentation and surrender of Warrant Certificates at such place of payment specified in such notice, the Warrants identified for redemption shall be paid and redeemed at the redemption price of $.01 per Warrant. Prior to the date fixed for redemption, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the redemption price of all the Warrants identified for redemption. Any monies which shall have been deposited with the Warrant Agent for redemption of Warrants and which are not required for that purpose by reason of exercise of Warrants shall be repaid to the Company upon delivery to the Warrant Agent of evidence satisfactory to it of such exercise.

                                     ARTICLE V
                        CERTAIN OTHER PROVISIONS RELATING TO
                     RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     Section 5.1 NO RIGHTS OF SHAREHOLDERS. The Warrant Certificates shall be issued in registered form only. No Warrant Certificate shall entitle the holder thereof to any of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to elect directors of the Company or to receive notice of or to attend the meetings of shareholders or any other proceeding of the Company.

     Section 5.2 LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT CERTIFICATES. In case any of the Warrants shall be lost, stolen, destroyed or mutilated, the Company will at its expense issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but (a) in the case of such loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrants and

                                     -9-

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indemnity, if requested, also satisfactory to them or (b) in the case of any such mutilation, only upon surrender to and cancellation by the Warrant Agent of such Warrant Certificate.

     Section 5.3 TRANSFER AGENT; CANCELLATION OF WARRANT CERTIFICATES; UNEXERCISED WARRANTS. Norwest Bank Minnesota, N.A. (and any successor), as transfer agent (the "Transfer Agent"), is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all Warrants from time to time outstanding. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent. The Warrant Agent, and any successor thereto, is hereby irrevocably authorized to requisition from time to time from the Transfer Agent certificates for shares of Common Stock required for exercise of Warrants. The Company will supply the Transfer Agent with duly executed certificates for shares of Common Stock for such purpose and will make available any cash required in settlement of fractional share interests. All Warrant Certificates surrendered upon the exercise or redemption of Warrants shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Such canceled Warrant Certificates, with the purchase form on the reverse thereof duly filled in and signed, shall constitute conclusive evidence as between the parties hereto of the numbers of shares of Common Stock which shall have been issued upon exercises of Warrants. Promptly after the last day on which the Warrants are exercisable (set forth in Section 2.1 above), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and unexercised. No shares of Common Stock shall be subject to reservation with respect to Warrants not exercised prior to the time and date identified in Section 2.1 above as the last time and date at which Warrants may be exercised.

                                     ARTICLE VI
                  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     Section 6.1 WARRANT REGISTER; TRANSFER OR EXCHANGE OF WARRANT CERTIFICATES. The Warrant Agent shall cause to be kept at the principal office of the Warrant Agent a register (the "Warrant Register") in which, subject to such reasonable regulations as the Company may prescribe, provisions shall be made for the registration of transfers and exchanges of Warrant Certificates. Upon surrender for transfer or exchange of any Warrant Certificate, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to or upon the order of the holder thereof a new Warrant Certificate of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant Certificate so surrendered. Any Warrant Certificate surrendered for transfer or

                                     -10-

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exchange shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company.

     Section 6.2 IDENTITY OF WARRANTHOLDERS. Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant Certificate is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer thereof as the absolute owner of the Warrant Certificate and of the Warrant represented thereby for all purposes, notwithstanding any notice to the contrary.

                                    ARTICLE VII
                            CONCERNING THE WARRANT AGENT

     Section 7.1 DISPOSITION OF PROCEEDS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

     Section 7.2 PAYMENT OF TAXES. The Company will, from time to time, pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent upon the transfer or delivery of shares of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued and the Company shall not be required to issue and deliver the certificates for such shares unless and until the holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

     Section 7.3 COMPENSATION OF WARRANT AGENT. The Company will pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

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     Section 7.4    LIMITATIONS ON LIABILITIES OF THE WARRANT AGENT.

          (a) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (b) Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any matter be provided or established, or that any instructions with respect to the performance of its duties hereunder be given, by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given by a certificate or instrument signed by an officer of the Company and delivered to the Warrant Agent; and such certificate or instrument shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate or instrument; provided, however, that in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's negligence or willful misconduct.

          (d) The Warrant Agent shall not be liable for or by any reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but rather all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Warrant Agent shall not be under any responsibility in respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment in the Purchase Price, or number of shares of Common Stock issuable upon exercise of the Warrant Certificates or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities are or will be duly authorized and validly issued and fully paid and nonassessable.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g). The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     Section 7.5    CHANGE OF WARRANT AGENT.

          (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities under this Warrant Agreement by giving the Company 30 days' written notice. The Warrant Agent may be removed by the Company, at any time, with or without reason, effective upon 30 days' written notice. If the office of Warrant Agent becomes vacant by reason of resignation, removal, incapacity to act or otherwise, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then, the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any State or of the United States of America, and have its principle office in the state of Minnesota. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company an instrument accepting such appointment hereunder. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the former Warrant Agent. The Company shall promptly give notice of any such appointment to the holders of the Warrant Certificates by mail to their addresses as shown in the Warrant Register. Failure to file or give such notice or any defect therein shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          (b) Any company into which the Warrant Agent or any new Warrant Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which the Warrant Agent or any new Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act; provided that if such company would not be eligible for appointment as a successor Warrant Agent under the provisions of paragraph (a) of this Section 7.5 the Company shall forthwith appoint a new Warrant Agent in accordance with such provisions. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and deliver Warrant Certificates countersigned and not delivered by such predecessor Warrant Agent or may countersign Warrant Certificates either in the name of any predecessor Warrant Agent or the name of the successor Warrant Agent.

          Section 7.6 AMENDMENT AND MODIFICATION. The Warrant Agent may, without the consent or concurrence of the holders of the Warrant Certificates, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Warrant Agreement (a) which are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) which add to the obligations of the Company in this Warrant Agreement further obligations thereafter to be observed by it, or surrender any right or power reserved to or conferred upon the Company in this Warrant Agreement, or (c) which do not or will not adversely affect, alter or change the rights, privileges or immunities of the holders of Warrant Certificates not provided for under this Warrant Agreement; provided, however, that any term of this Warrant Agreement or any Warrant Certificate may be changed, waived, discharged or terminated by an instrument in writing signed by each party against which enforcement of such change, waiver, discharge or termination is sought, or by which the same is to be performed or observed.

                                    ARTICLE VIII
                                   OTHER MATTERS

          Section 8.1 SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 8.2 NOTICES. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

          PDS Financial Corporation
          6171 McLeod Drive
          Las Vegas, Nevada 89120
          Attn: Peter Cleary

     Any notice or demand authorized by this Warrant Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

          Norwest Bank Minnesota, N.A.
          _______________________
          _______________________
          Attn:___________________

     Any notice pursuant to this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant shall be sufficiently given or made (unless otherwise specifically provided for herein) if sent by first-class or registered mail, postage prepaid, addressed to said registered holder at his address appearing on the Warrant Register.

          Section 8.3 GOVERNING LAW. This Warrant Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to choice of law.

          Section 8.4 NO BENEFITS CONFERRED. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to any person or entity other than the Company, the Warrant Agent and the holders of Warrant Certificates any legal or equitable right, remedy or claim under or by reason of this Warrant Agreement, or of any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the holders of Warrant Certificates.

          Section 8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 8.6 HEADINGS. The descriptive headings used in this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, all as of the day and year first above written.

                                            PDS FINANCIAL CORPORATION


                                            By
                                              ---------------------------------

                                               Its
                                                  -----------------------------

                                            NORWEST BANK MINNESOTA, N.A.,
                                            as Warrant Agent


                                            By
                                              ---------------------------------
                                              Its
                                                 ------------------------------

                                      EXHIBIT A

                          THIS WARRANT CERTIFICATE MAY BE
                        TRANSFERRED SEPARATELY FROM THE NOTE
                         WITH WHICH IT IS INITIALLY ISSUED


                      EXERCISABLE ON OR BEFORE AND VOID AFTER
                 5:00 P.M., MINNEAPOLIS TIME, ON ____________, 2003




No. W-________                                  Certificate for _______Warrants


                        WARRANTS TO PURCHASE COMMON STOCK OF

                             PDS FINANCIAL CORPORATION

               INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


     This certifies that ____________________________ or registered assigns is the owner of the Warrants set forth above, each of which represents the right to purchase from PDS Financial Corporation, a Minnesota corporation (the "Company"), at any time on or before 5:00 p.m. Minneapolis time, _________, 2003, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement referred to below, one share (subject to adjustments referred to below) of the Common Stock of the Company (the "Shares"), by surrendering this Warrant Certificate, with the purchase form on the reverse side duly executed, at the principal office of Norwest Bank Minnesota, N.A., or its successor as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified check payable to the order of the Company the purchase price of $_______ per share.

     Upon any exercise or redemption of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised or redeemed.

     Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent (at the Company's expense) will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Shares called for on the face hereof.

     The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

     This Warrant Certificate is issued under the Warrant Agreement dated as of ___________, 1998, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in St. Paul, Minnesota, and may be obtained by written request to the Warrant Agent.

     The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement (which provisions are contained in Article III of the Warrant Agreement and are hereby incorporated by reference).

     No fractional Shares will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement.

     The Warrants may be redeemed by the Company in whole or in part, at any time on or after _______, 1999, and on or before ________, 2003, at a redemption price of $.01 per Warrant, upon notice of such redemption as set forth below, provided that the last sale price of the Common Stock on the Nasdaq National Market exceeds 250% of the purchase price of the Warrants following a period of 20 consecutive trading days prior to the date such notice of the redemption is given. Notice of redemption shall be mailed not less than 30 days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses. If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption to be deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to elect directors, to exercise any preemptive right, or to receive any notice of or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     A holder of this Warrant Certificate will be able to exercise this Warrant Certificate only if a registration statement covering the Shares is then in effect under the Securities Act of 1933, as amended or an exemption from such registration is available and only if the Shares are qualified for sale or exempt from qualification under applicable securities laws of the states in which the holder of this Warrant Certificate resides.

     This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 P.M. Minneapolis time on ________, 2003.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signatures of the Company's duly authorized officers.


Dated:                                      PDS FINANCIAL CORPORATION
      ----------------------,------


                                            By
                                              ---------------------------------
                                              Its
                                                 ------------------------------

Attest:


-----------------------------------
   Its
      -----------------------------


COUNTERSIGNED AND REGISTERED:

NORWEST BANK MINNESOTA, N.A.
     As Warrant Agent


By
  ---------------------------------
        Authorized Signature

                        [Reverse of Warrant Certificate]


THE ARTICLES OF INCORPORATION OF THE CORPORATION GRANT TO THE BOARD OF DIRECTORS THE POWER TO ESTABLISH MORE THAN ONE CLASS OR SERIES OF SHARES AND TO FIX THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH DIFFERENT CLASS OR SERIES. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

TO:  PDS Financial Corporation
     c/o Norwest Bank Minnesota, N.A.
     Warrant Agent

                                   PURCHASE FORM
(TO BE EXECUTED THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANT CERTIFICATES)

     The undersigned hereby irrevocably elects to exercise ______*/ of the Warrants represented by the Warrant Certificate and to purchase for cash the Shares issuable upon exercise of said Warrants, and herewith makes payment of $______ therefor, and requests that certificates for such Shares be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER                ------------------------------------
OF REGISTERED HOLDER OF                                (Print Name)
CERTIFICATE
                                           ------------------------------------
                                                        (Address)

-----------------------------------        ------------------------------------

Dated:                                     Signature(s)
      -------------------                              ------------------------

                                           ------------------------------------
------------------------
*Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised) without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                               ASSIGNMENT FORM

     (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER WARRANT
                                 CERTIFICATES)


     FOR VALUE RECEIVED,_________________________ the undersigned hereby sells, assigns and transfers ___________________**/ of the Warrants represented by this Warrant Certificate unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER                ------------------------------------
OF ASSIGNEE                                            (Print Name)

                                           ------------------------------------
                                                         (Address)

------------------------                   ------------------------------------

                                           ------------------------------------

and does hereby irrevocably constitute and appoint _________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.


Dated:                                     Signature(s)
      -----------------                                ------------------------

                                                       ------------------------

                                                       ------------------------
                                                       Signature(s)
                                                       Guaranteed:

                                       NOTICE

     THE SIGNATURE(S) TO THE PURCHASE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY DAMAGE WHATSOEVER.


------------------------

**Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned) without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.